Exhibit 99.1

FOR IMMEDIATE RELEASE

Lewis J. Critelli to Retire as Chairmen of the Board of Norwood Financial Corp; Dr. Andrew A. Forte Appointed Chairman of the Board; Dr. Marissa Nacinovich and James Shook Appointed to the Board

Honesdale, Pennsylvania – September 17, 2025 - Lewis J. Critelli has announced his retirement from the Board of Directors of Norwood Financial Corp (the “Company”) (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, effective September 16, 2025. The Board of Directors also announced the appointment of Dr. Andrew A. Forte, current Vice Chairman of the Board, to Chairman of the Board, as well as director, Kevin Lamont, to Vice Chairman of the Board.

Mr. Critelli stated, “It’s truly been my privilege and honor to serve the shareholders, customers, employees and communities of Norwood and Wayne Bank. We have achieved much together and created a strong bank with deep roots in our communities. I have every confidence that Norwood will continue to grow and prosper under the outstanding leadership of Jim Donnelly with the support of Andy Forte and the entire Board. The Company is indeed positioned to have great success in the future.”

“I am very grateful for Lew’s leadership for the Bank and mentorship to me during his time here,” said Jim Donnelly, President and CEO of Wayne Bank and Norwood Financial Corp. “Under his leadership, we have achieved growth and become a stronger organization. He will be missed even while his legacy will be felt for many years to come. “As we transition Board leadership, I am pleased to have Andrew step into the Chairman role to continue the momentum we are building through the rest of 2025 and beyond.”

“On behalf of the entire Board of Directors, I wish to thank Lew for his many years of leadership. We wish him all the best in retirement,” “The Board has named Lew Chairman Emeritus to honor his service to Norwood Financial and Wayne Bank.” said Dr. Forte. “As we move ahead, I and the rest of the Board look forward to working with Jim and the leadership team to achieve our objectives and become a stronger bank committed to serving our customers and communities.”

Lewis J. Critelli was appointed as Chairman of the Board of Directors on April 26, 2022. Mr. Critelli retired as President and Chief Executive Officer of the Company and the Bank on May 9, 2022, after a long and distinguished banking career of over forty years. He joined the Bank in 1995 as Chief Financial Officer and had served as President and CEO for the Bank since 2010. Under his leadership, the Company had three successful acquisitions and expanded into new markets in Pennsylvania and Upstate New York.

Dr. Andrew A. Forte is the President of Forte, Inc., a family-owned corporation which operates the Stroudsmoor Country Inn, a hospitality and banquet facility in Stroudsburg, Pennsylvania. He has a Doctoral Degree in management from the Lubin School of Business, Pace University. He is a Certified Public Accountant, who practiced public accountancy with KPMG as an Audit Manager through June 1985. His financial and accounting background brings valuable expertise to the Board and his participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank.

Kevin M. Lamont was appointed to the Board of Directors upon the completion of the Company’s acquisition of North Penn Bancorp, Inc. on May 31, 2011. Prior to the merger, he served as the Chairman of the Board of North Penn Bancorp, Inc. and North Penn Bank. He is also President of Lamont Development Company, Inc. Mr. Lamont developed, owned and operated two major assisted living communities in Northeast Pennsylvania. Mr. Lamont has been a licensed Nursing Home Administrator in Pennsylvania since 1980 and has extensive experience in all aspects of business management and finance. His participation in our local community for over 44 years brings knowledge of the local economy and business opportunities for the Bank.

The Board also announced the appointment of both Marissa Nacinovich, D.M.D. and James Shook to the Board of Directors.

A dedicated dentist and lifelong advocate for community service, Dr. Nacinovich has been serving patients in Wayne County for nearly two decades. After earning her Doctorate of Dental Medicine from Temple University, where she was inducted into Omicron Kappa Upsilon and the Stomatognathic Honor Society, she joined Zefran Dental Group in 2007 and became a full partner in 2009. In addition to her thriving dental career, she has devoted her time to numerous local organizations, including the Wayne County Children’s Christmas Bureau, the Wayne Highland School District, and youth sports programs.

Dr. Nacinovich has also been recognized as a speaker at community and academic events, most recently serving as the commencement speaker at Forest City Regional High School in 2022. Beyond her professional and volunteer work, she is passionate about music, athletics, and the outdoors—performing with the Wayne Choralaires and Gram Baxtr, golfing, skiing, and camping with her family. A proud resident of Honesdale since 2007, she continues to balance her professional excellence with her commitment to family and community.

James Shook is a lifelong Hawley resident, community leader, and accomplished entrepreneur with over 30 years of business and public service experience. As President and Owner of Lake Region Supermarket for 25 years, he grew the business into a multi-million-dollar operation employing more than 80 people and earned recognition as both International (2006) and United States (2019) Retailer of the Year from the Independent Grocer’s Alliance. In 2023, Mr. Shook was elected Wayne County Commissioner, where he serves as Chair of the Wayne County Prison Board and Board Member of the Wayne Pike Workforce Alliance, while also consulting for Bozzuto’s Incorporated.

Beyond business and government, Mr. Shook has been honored with the Salvation Army’s Doing Good Award (2016), the Atlas Award for Citizenship (2023), and even a local proclamation of James Shook Day in Hawley (2017). He is the founder of the Lake Region Community Dock Foundation, a nonprofit that supports local emergency services, students, and families in need, and has held leadership roles with the Lake Wallenpaupack Watershed Management District, the Chamber of the Northern Poconos, and the Wayne County Workforce Investment Board. Deeply rooted in family and community, Mr. Shook continues to blend entrepreneurial vision, civic service, and philanthropy to strengthen Wayne County and the greater region.

“I am honored to welcome James and Marissa to the Board.” said Jim Donnelly, President and CEO of Wayne Bank and Norwood Financial Corp. “Each brings a wealth of professional expertise, a proven commitment to service, and a deep connection to our community. Their leadership and passion for making a difference will strengthen our mission and help us continue building a brighter future for Wayne County.”

About Norwood Financial

Norwood Financial Corp is the parent company of Wayne Bank, which operates from sixteen offices throughout Northeastern Pennsylvania and fourteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, “bode”, “future performance” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include, among other things, changes in federal and state laws, changes in interest rates, our ability to maintain strong credit quality metrics, our ability to have future performance, our ability to control core operating expenses and costs, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	John M. McCaffery
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP 272-304-3003 www.waynebank.com